Exhibit 99.1

           Gulf Island Fabrication, Inc. to Postpone Fourth
        Quarter Earnings Release and Quarterly Conference Call


    HOUMA, La.--(BUSINESS WIRE)--Feb. 13, 2007--Gulf Island Fabrication, Inc. (NASDAQ: GIFI), will postpone its fourth quarter and fiscal year-end 2006 earnings release previously scheduled after the market close on Tuesday, February 13, 2007 and conference call previously scheduled for Wednesday, February 14, 2007 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). The Company will reschedule the release and quarterly conference call as soon as the financial results are available for public release. The Company expects to file its Form 10-K for the year ended December 31, 2006 on or before its March 16th due date and to release earnings at or prior to that time.

    Gulf Island Fabrication, Inc., based in Houma, Louisiana, is a leading fabricator of offshore drilling and production platforms, hull and/or deck sections of floating production platforms and other specialized structures used in the development and production of offshore oil and gas reserves. These structures include jackets and deck sections of fixed production platforms; hull and/or deck sections of floating production platforms (such as tension leg platforms ("TLPs")), "SPARs and FPSOs", piles, wellhead protectors, subsea templates and various production, compressor and utility modules, offshore living quarters, tanks and barges. The Company also provides offshore interconnect pipe hook-up, inshore marine construction, manufacture and repair of pressure vessels, heavy lifts such as ship integration and TLP module integration, loading and offloading jack-up drilling rigs, semi-submersible drilling rigs, TLP's, SPARs or other similar cargo onshore and offshore scaffolding and piping insulation services and steel warehousing and sales.


    CONTACT: Gulf Island Fabrication, Inc.
             Kerry J. Chauvin, 985-872-2100
             Chief Executive Officer
             or
             Joseph "Duke" Gallagher, 985-872-2100
             Chief Financial Officer